Exhibit 5.1

December 22, 2025

Landmark Bancorp, Inc.

701 Poyntz Avenue

Manhattan, Kansas 66502

Re:	Registration Statement on Form S-3 of Landmark Bancorp, Inc.

Ladies and Gentlemen:

This opinion is being rendered to you in connection with the filing by Landmark Bancorp, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration and proposed issuance and sale from time to time pursuant to Rule 415 under the Act of up to an aggregate offering price of $75 million of: (a) shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”); (b) shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”); (c) the Company’s debt securities, whether senior or subordinated (the “Debt Securities”); (d) depositary shares representing interests in Preferred Stock (“Depositary Shares”); (e) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares or other securities of the Company (the “Warrants”); (f) subscription rights for the purchase of Common Stock, Preferred Stock, Debt Securities or Depositary Shares or other securities of the Company (the “Rights”); (g) stock purchase contracts (the “Stock Purchase Contracts”); (h) stock purchase units (the “Stock Purchase Units”); and (i) units comprised of two or more of the Common Stock, the Preferred Stock, Debt Securities, Depositary Shares, Warrants or other securities of the Company in any combination, including guarantees of any securities (the “Units,” and together with the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, the Rights, the Stock Purchase Contracts and the Stock Purchase Units, the “Registered Securities”). The Registered Securities may be issued and sold from time to time by the Company as set forth in the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have made such legal and factual investigations as we deemed necessary for purposes of this opinion. We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Registration Statement; (b) the Form of Indenture attached as an exhibit to the Registration Statement; (c) the Company’s Amended and Restated Certificate of Incorporation, as amended and as currently in effect (the “Certificate”); (d) the Company’s Bylaws, as amended and as currently in effect (the “Bylaws”); and (e) such other certificates, statutes and other instruments and documents as were considered appropriate for purposes of the opinions hereafter expressed. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to matters of fact, we have assumed the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed.

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Landmark Bancorp, Inc.

December 22, 2025

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Registered Securities offered pursuant to the Registration Statement: (A) the Board of Directors of the Company (the “Board”), including any appropriate committee appointed thereby, and appropriate officers of the Company shall have (i) duly established the terms of any Preferred Stock, Debt Securities, Depositary Shares, Warrants, Rights, Stock Purchase Contracts, Stock Purchase Units or Units being offered (and in the case of Warrants, Rights, Stock Purchase Contracts, Stock Purchase Units or Units, any such Registered Securities that are components thereof or issuable with respect thereto), (ii) duly authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Registered Securities and related matters, and (iii) duly reserved for issuance any Registered Securities consisting of Common Stock or Preferred Stock, and any Common Stock or Preferred Stock for or into which any other Registered Securities are exercisable, exchangeable or convertible, or pursuant to which such shares of Common Stock or Preferred Stock are to be purchased, and, in the case of all of (i) through (iii), such authorizations and actions shall remain in effect and unchanged at all times during which the Registered Securities are offered, sold or issued by the Company; (B) the definitive terms of each class and series, if applicable, of the Registered Securities, and the terms of the issuance and sale of the Registered Securities (i) shall have been duly established in accordance with all applicable law, the Certificate, the Bylaws, and any indenture (including any necessary supplemental indenture), warrant agreement, depositary agreement, rights agreement, unit agreement and any other relevant agreement relating to the terms and the offer and sale of the Registered Securities (collectively, the “Documents”), and the authorizing resolutions of the Board, and (ii) shall not violate any applicable law or any Documents (subject to the further assumption that such Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (C) any Document relating to the terms of the Registered Securities (but excluding any Document relating to the terms of the Debt Securities, the Warrants, the Depositary Shares, the Stock Purchase Contracts or the Stock Purchase Units) shall be governed by and construed in accordance with the internal laws of the State of Delaware; (D) any Document relating to the terms of the Debt Securities, the Warrants, the Depositary Shares, the Stock Purchase Contracts, the Stock Purchase Units or the Units shall be governed by and construed in accordance with the internal laws of the State of New York; (E) upon issuance of any shares of Common Stock or Preferred Stock, including as a component of Stock Purchase Units or upon exercise, conversion or exchange of other Registered Securities, (i) the total number of shares of Common Stock or Preferred Stock issued and outstanding shall not exceed the total number of shares of Common Stock or Preferred Stock that the Company is then authorized to issue under the Certificate, (ii) the total number of shares of any series of Preferred Stock shall not exceed the total number of designated shares of such series of Preferred Stock and (iii) the Company will receive consideration in an amount not less than the aggregate par value of such shares of Common Stock or Preferred Stock; (F) the Registered Securities (including any Registered Securities issuable upon exercise, conversion or exchange of, or pursuant to the terms of, other Registered Securities and, in the case of the Stock Purchase Units and the Units, the Registered Securities that are components thereof), and any certificates representing the relevant Registered Securities (including any Registered Securities issuable upon exercise, conversion or exchange of, or pursuant to the terms of, other Registered Securities and, in the case of the Stock Purchase Units and the Units, the Registered Securities that are components thereof), shall have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and shall have been duly issued and sold in accordance with any relevant agreement, and, if applicable, duly executed and delivered by the Company and any other appropriate party; (G) each applicable Document and any other relevant agreement relating to the offer and sale of the Registered Securities shall have been duly authorized, executed and delivered by the Company and each other party thereto, and shall constitute a valid and binding obligation of each party thereto (other than the Company); (H) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have been declared effective under the Act, and such effectiveness shall not have been terminated or rescinded; (I) a prospectus supplement, if required, shall have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder describing the Registered Securities offered thereby; (J) the Registered Securities shall have been issued and sold in compliance with applicable U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and any applicable prospectus supplement; and (K) in the case of an agreement or instrument pursuant to which any Registered Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Landmark Bancorp, Inc.

December 22, 2025

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions set forth herein, it is our opinion that:

(1)	the Common Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable, valid and binding purchase agreement, underwriting agreement or other similar agreement or (ii) upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid and nonassessable;

(2)	the Preferred Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable, valid and binding purchase agreement, underwriting agreement or other similar agreement or (ii) upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid and nonassessable;

(3)	the Debt Securities, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable purchase agreement, underwriting agreement, indenture or other similar agreement or (ii) upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable prospectus supplement, (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, and (c) the applicable indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended, will be binding obligations of the Company;

(4)	the Warrants, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable, valid and binding warrant agreement or other similar agreement or (ii) upon exercise of Rights as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be binding obligations of the Company;

(5)	the Depositary Shares when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and the provisions of an applicable, valid and binding depositary agreement or other similar agreement, (b) shares of the Preferred Stock relating to any Depositary Shares have been deposited with the depositary therefor, (c) any depositary receipts representing Depositary Shares have been duly executed, authenticated, issued and sold in the manner and for the consideration stated in the applicable depositary agreement and (d) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will (i) be validly issued, (ii) entitle their holders to the rights specified in the depositary agreement and the depositary receipts, and (iii) be binding obligations of the Company;

Landmark Bancorp, Inc.

December 22, 2025

(6)	the Rights, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and the provisions of an applicable, valid and binding rights agreement or other similar agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be binding obligations of the Company;

(7)	the Stock Purchase Contracts or Stock Purchase Units, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and the provisions of an applicable purchase agreement or other similar agreement, (b) the actions described in paragraph (1) above have been taken if such Stock Purchase Contracts or Stock Purchase Units relate to the issuance and sale of Common Stock, (c) the actions described in paragraph (2) above have been taken if such Stock Purchase Contracts or Stock Purchase Units relate to the issuance and sale of Preferred Stock, (d) the actions described in paragraph (3) above have been taken if such Stock Purchase Units relate to the issuance and sale of Debt Securities, and (e) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be binding obligations of the Company; and

(8)	the Units, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of any applicable, valid and binding unit agreement or other similar agreement or (ii) upon exercise of Rights as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be binding obligations of the Company, and any Common Stock or Preferred Stock that is a component of such Units will be validly issued, fully paid and nonassessable, and any Debt Securities, Warrants, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units or Rights that are components of such Units will be binding obligations of the Company.

Landmark Bancorp, Inc.

December 22, 2025

Our opinions set forth in the paragraphs (3), (4), (5), (6), (7) and (8) above are subject to the following exceptions: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, including, to the extent applicable, the rights or remedies of creditors of a “financial company” (as defined in Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act); and (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and we express no opinion as to waivers of broadly or vaguely stated rights.

We express no opinion concerning the laws of any jurisdiction other than the Delaware General Corporation Law, as amended, and, with respect to the opinions set forth in paragraphs (3), (4), (5), (6), (7) and (8) above, the laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to update this opinion letter after the date that the Registration Statement is initially declared effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP